ARTICLES OF INCORPORATION
                                       OF
                              WORLD GREETINGS, INC.

KNOW ALL MEN BY THESE PRESENTS:

     THAT I, the undersigned, C. HENRY ROATH, 1700 Writers' Center Five, 1873 South Bellaire Street, P.O. Box 5560 T.A., Denver, Colorado 80217-5560, desiring to form a corporation under the laws of the State of Colorado, do hereby make, execute and acknowledge this certificate in writing of my intention to form a body corporate under said laws, and declare:

                                  ARTICLE ONE
                                      NAME

     The corporate name of the corporation shall be WORLD GREETINGS, INC.

                                  ARTICLE TWO
                                    PURPOSE

     The purpose for which this corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                                 ARTICLE THREE
                                    DURATION

     This corporation shall have perpetual existence.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

     The amount of authorized capital stock of this corporation is 20,000,000 shares of common stock, each share having a $.001 par value. All shares when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. ARTICLE FIVE RIGHTS OF SHAREHOLDERS The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows: 5-1. No holder of any shares of any class of the corporation shall, as such, have any preemptive right to purchase or subscribe for any shares of the capital stock or any other securities of the corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the corporation acquired by it after the issue thereof, nor shall any holder of any such shares of any class, as such, have any right to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of

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such obligation, warrant or instrument the right to subscribe for or to purchase from the corporation any shares of any class of its capital stock. 5-2. Each share of capital stock shall be entitled to one vote, either in person or by proxy, on all matters upon which shareholders are entitled to vote at shareholders' meetings. Cumulative voting shall not be allowed in the election of directors. 5-3. All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the Colorado Corporation Code. 5-4. The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors;
provided,   however,  notice  of  such  special  restrictions,   qualifications,
limitations or special rights must appear on the certificate evidencing ownership of such stock.

                                  ARTICLE SIX
                                   DIRECTORS

     The affairs of the corporation shall be governed by a Board of Directors. The number of directors shall be fixed in accordance with the Bylaws. So long as

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the number of directors shall be less than three, no shares of this  corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors. The organization and conduct of the Board shall be in accordance with the following:

          6-1. The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are: Richard Miller 800 Pearl Street, #1206 Denver, Colorado 80203

          6-2. Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation's capital stock.

          6-3. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

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          6-4. A majority of the number of  directors  at any time  constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          6-5. By resolution adopted by a majority of the number of directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the corporation; provided, however, that such delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

          6-6. Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                                 ARTICLE SEVEN
                               PLACE OF BUSINESS

     The principal office and the principal place of business of the corporation initially shall be located in the City and County of Denver, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places

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within or without the State of Colorado  as it deems  advisable.  The address of the corporation's initial registered office in Colorado for the purposes of the Colorado Corporation Act, as amended, shall be:

                  1873 S. Bellaire St., #1700
                  P. O. Box 5560 T.A.
                  Denver, Colorado 80217-5560

     The name of the corporation's initial registered agent at the address of the aforesaid registered office for purposes of said Act shall be: C. Henry Roath.

                                  ARTICLE EIGHT
                                    OFFICERS

     The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the corporation. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the Bylaws. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                                  ARTICLE NINE
                                     BYLAWS

     The Board of Directors shall have the power to make and adopt Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the corporation within the scope of its objects and purposes; and the Board of

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Directors  from  time to time may  change,  alter  or  amend  the same as may be beneficial to the interests of the corporation except as otherwise specifically provided therein.

                                  ARTICLE TEN
                            MEETINGS OF SHAREHOLDERS

     Meetings of shareholders of the corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the President of the corporation, the Board of Directors, or by the record holder or holders of at least 33% of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of not less than one-half (1/2) of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.

                                 ARTICLE ELEVEN
                                 SALE OF ASSETS

     Whenever the Board of Directors at any meeting thereof, by a majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors

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shall deem  expedient;  provided,  however,  that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.

                                 ARTICLE TWELVE
                       INTEREST OF DIRECTORS IN CONTRACTS

     Any contract or other transaction between the corporation and one or more of its directors, between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the facts of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the

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majority  necessary to carry such vote.  This article  shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                                ARTICLE THIRTEEN
                          INDEMNIFICATION OF DIRECTORS

     The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the extent and under the circumstances permitted by the Corporation Code of the State of Colorado. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary,

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or agent of another  corporation,  partnership,  joint venture,  trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit to the extent and under the circumstances permitted by the Corporation Code of the State of Colorado. Such indemnification (unless ordered by a court) shall
be  made  as  authorized  in  a  specific   case  upon  a   determination   that
indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the Corporation Code of the State of Colorado. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                ARTICLE FOURTEEN
                     AMENDMENT OF ARTICLES OF INCORPORATION

     The corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change, or repeal any provision contained herein in any manner now or hereafter permitted or provided by the corporation laws of Colorado, and the rights of all shareholders are expressly made subject to such power of amendment.

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                                 ARTICLE FIFTEEN
                           REDUCED VOTING REQUIREMENTS

     When, with respect to any action to be taken by the shareholders of the corporation, the Colorado Corporation Code requires the vote or concurrence of two-thirds of the outstanding shares entitled to vote thereon, or of any series or class, then such action shall be taken by the vote or concurrence of a majority of such shares or series or class thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of January , 1984.

                                        /s/ C. Henry Roath
                                        ---------------------------------------
                                        C. Henry Roath



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STATE OF COLORADO            )
                             )   ss.
CITY AND COUNTY OF DENVER    )



     I, M. Sue Lehigh , a notary public, hereby certify that on the 26th day of January, 1984, personally appeared before me C. HENRY ROATH, who, being by me first duly sworn severally declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of January, 1984.

My Commission expires:

                                                   /s/ M. Sue Lehigh
                                                   ----------------------------
                                                   Notary Public

                                                   Business Address:

                                                   1873 So. Bellaire St #1700
                                                   Denver, CO 80222

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